THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to IBP, inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

IBP, inc

_____% Senior Note due _____

$___________	CUSIP No. _________
Registration No. R-1

        IBP, inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., as Nominee of DTC, or registered assigns, the principal sum of $_________ on ______________ and to pay interest thereon from ___________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing August 1, ____, at the rate of _____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

        Except as otherwise provided in the indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the indenture.

        Payment of the principal of (and premium, if any) and any interest on this Security will be made at the Corporate Trust Office of the Trustee in the City of New York, the State of New York, or at such other office or agency as the

Company may designate for that purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in The City of New York (so long as the company has received proper transfer instructions in writing).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________

IBP, inc.

By:________________________

Attest: _______________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK
As Trustee

By:___________________________
Authorized Officer

[Reverse]

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") , issued and to be issued in one or more series under an Indenture, dated as of January 26, 1996 (herein called the "Indenture"), between the Company and The Bank of New York as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $_________.

        The Securities of this series constitute unsubordinated and unsecured obligations of the Company, ranking pari passu in right of payment with all other unsubordinated and unsecured indebtedness of the Company. The Securities of this series are not redeemable prior to maturity and are not subject to any sinking fund.

        The Indenture contains certain covenants, including, but not limited to, covenants limiting: (i) the creation of liens securing indebtedness and (ii) sale and leaseback transactions.

        The Indenture contains provisions of defeasance of the Indebtedness represented by this Security or of certain restrictive covenants governing the Indebtedness represented by this Security upon compliance by the Company with certain conditions set forth therein.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also permits certain amendments that are described in the Indenture to be made without the notice or consent of any of the Holders of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Securities of this series shall have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 30 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, place and rate, and in the currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney, duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Securities of this series or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for the Securities of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the provisions of this paragraph shall no longer be applicable to the Securities of this series and the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security representing the Securities in this series in exchange for such global Security. In addition, the Company may at any time determine that the Securities of this series shall no longer be represented by a global Security and that the provisions of this paragraph shall no longer apply to the Securities of this series. In such event, the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of this series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security representing the Securities of this series in exchange for such global Security. Upon the exchange of the global Securities for securities of this series in definitive registered form without coupons, and authorized denominations, the global Security shall be cancelled by the Trustee. Such Securities of this series in definitive registered form issued in exchange for the global Security pursuant to the provisions of the Officers' Certificate shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose name such Securities of this series are so registered, but without any liability on the part of the Company or the Trustee for the accuracy of the Depository's instructions. Except to the extent otherwise provided herein, the provisions of Section 3.5 of the Indenture shall apply to an exchange of a global Security contemplated by this paragraph.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Notwithstanding the foregoing, payment of principal of and any premium and interest on any Security of this series in permanent global form should be made to the Depository or a nominee of the Depository.

        All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.